Exhibit 99.1

FOR IMMEDIATE RELEASE
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Contact:
Alfred E. Brennan, President & Chief
  Executive Officer
Arthur L. Herbst, Jr., EVP, Chief
  Operating Officer & Chief Financial           [YOUNG INNOVATIONS, INC. LOGO]
  Officer

(314)-344-0010, Ext. 3133
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         YOUNG INNOVATIONS, INC. ANNOUNCES RECORD RESULTS FOR THE FIRST
                          QUARTER ENDED MARCH 31, 2004


ST. LOUIS, MO., APRIL 21, 2004 - Young Innovations, Inc. (NASDAQ - YDNT) today announced record income and diluted earnings per share for the first quarter ended March 31, 2004. Sales for the first quarter were $20.3 million, increasing 14.4% over the $17.7 million reported in the first quarter of 2003. Sales of professional products increased 16.2% to $19.5 million, primarily due to the acquisition of Obtura Spartan, from $16.8 million in the year earlier quarter. Retail sales declined 17.9% to $0.8 million from $1.0 million in the first quarter of 2003. Net income increased 14.0 % to $3.3 million, compared with $2.9 million in the first quarter of 2003. Diluted earnings per share rose 12.9% in the first quarter 2003 to $0.35 from $0.31 in the prior year quarter.

Commenting on the quarter, Alfred E. Brennan, Chief Executive Officer, said, "We are pleased with the continued sales growth in our professional products segment resulting from a successful acquisition and strength in end-user demand for our products. Strong results from Obtura Spartan and improved operating efficiencies helped drive this quarter's solid performance. In 2003, growth in sales of professional products exceeded our expected 4% to 6% range, exclusive of acquisitions. We believe we can manage any moderation of this growth with stronger than expected sales from acquired businesses, new product introductions and consolidation opportunities. The Company continues to expect earnings per share for 2004 to be in the $1.58 to $1.61 range."

A conference call has been scheduled for Thursday, April 22 at 10:00 A.M. Central Time and can be accessed through InterCall at http://audioevent.mshow.com/163729 or on the Company's website, www.ydnt.com


Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. The Company believes it is the leading manufacturer

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and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading provider of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



                                    - MORE -


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                             YOUNG INNOVATIONS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)
                                   (UNAUDITED)



                                                  Three Months Ended
                                                       March 31,
                                          2004           2003          Change
                                         ------------------------------------

Net Sales                                $20,292       $17,743         14.4%
Cost of Goods Sold                         9,189         8,411          9.2%
                                         ---------------------
Gross Profit                              11,103         9,332         19.0%
% of Net Sales                              54.7%         52.6%

Selling, General and
Administrative Expense                     5,768         4,661         23.8%
% of Net Sales                              28.4%        26.3%

Operating Income                           5,335         4,671         14.2%
% of Net Sales                              26.3%        26.3%

Other Income / (Expense)
                                               5           14

Income Before Taxes                        5,340         4,685         14.0%

Provision for Income Taxes                 2,043         1,792         14.0%

Net Income                               $ 3,297       $ 2,893         14.0%
% of Net Sales                              16.2%         16.3%


Earnings Per Share (Basic)               $  0.37       $  0.32         15.6%
Weighted Average Shares
Outstanding (Basic)                        9,032         8,930          1.1%


Earnings Per Share (Diluted)             $  0.35       $  0.31         12.9%
Weighted Average Shares
Outstanding (Diluted)                      9,458         9,325          1.4%

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                             YOUNG INNOVATIONS, INC.
                           CONSOLIDATED BALANCE SHEET
                      MARCH 31, 2004 AND DECEMBER 31, 2003
                                 (IN THOUSANDS)


                                                      (UNAUDITED)
                                                        MARCH 31     DECEMBER 31
                   ASSETS                                 2004         2003
                                                      -------------  -----------
Current Assets
     Cash                                              $     142      $     938
     Accounts receivable, net                             10,492         11,212
     Inventories                                           9,973          9,017
     Other current assets                                  3,948          3,403
                                                      -------------  -----------
Total current assets                                      24,555         24,570
                                                      -------------  -----------

Property, Plant and Equipment, net                        21,595         19,240
Other Assets                                               1,004            847
Intangible Assets                                          5,958          5,824
Goodwill                                                  52,775         51,003
                                                      -------------  -----------

TOTAL ASSETS                                           $ 105,887      $ 101,484
                                                      =============  ===========

             LIABILITIES AND EQUITY
Current Liabilities
     Accounts payable and accrued liabilities          $   8,953      $   9,042
     Current maturities of long-term debt                  3,925          2,852
                                                      -------------  -----------
TOTAL CURRENT LIABILITIES                                 12,878         11,894
                                                      -------------  -----------

Deferred Income Taxes                                      6,627          6,627

Stockholders' Equity
     Common stock                                             90             90
     Deferred stock compensation                            (850)          (935)
     Additional paid-in capital                           28,297         28,367
     Retained earnings                                    74,354         71,426
     Common stock in treasury, at cost                   (15,509)       (15,985)
                                                      -------------  -----------
TOTAL STOCKHOLDERS' EQUITY                                86,382         82,963

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 105,887      $ 101,484
                                                      =============  ===========